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                                ESCROW AGREEMENT

         This Escrow Agreement (the "Escrow Agreement") is entered into on October 30, 1996 among Video Jukebox Network, Inc., a Florida corporation ("VJN"), EMAP PLC., an English company ("EMAP"), and Denton Hall, as escrow agent (the "Escrow Agent").

         Any term used herein which is defined in the Stock Purchase Agreement, dated as of October 30, 1996 (the "Agreement"), between VJN and EMAP and not specifically defined herein has the meaning specified in the Agreement, unless the context herein should otherwise require.

                                   RECITALS:

         A. VJN and EMAP have entered into the Agreement relating to the purchase by EMAP of the Shares; and

         B. VJN and EMAP have agreed that the Purchase Price and all accrued interest thereon (the "Escrowed Funds") will be held in escrow by the Escrow Agent pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and in order to carry out the escrow arrangement contemplated by the Agreement, the parties hereby agree as follows:

         1. Following the execution of this Escrow Agreement by the parties hereto and as promptly as practicable after the satisfaction of the conditions specified in Sections 6.2 (c) and (d) of the Agreement, EMAP shall deliver the Purchase Price to the Escrow Agent, and the Escrow Agent shall promptly provide written confirmation of receipt of the Escrowed Funds to VJN. The Escrow Agent shall invest the Purchase Price in an interest bearing account with a bank in London, England or as otherwise directed by written notice signed by both EMAP and VJN. The Escrow Agent shall have no liability to VJN or EMAP in the event of the financial failure of such bank or any other financial institution chosen by EMAP and VJN to hold the Escrowed Funds.

         2. The Escrowed Funds shall remain in escrow until the earlier to occur of: (a) the date and time that VJN submits the Fourth Amended and Restated Articles of Incorporation (the "Articles"), attached as Exhibit "A" to the Agreement, to the Florida Department of State (the "Department") and the Articles are accepted for filing by the Department (the "Escrow Period"), or
(b) receipt by the Escrow Agent of a written
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notice from EMAP (with a copy of such notice contemporaneously sent by EMAP to
VJN, stating that: (i) the average of the closing bid and asked prices of VJN's common stock, par value $.001 per share, as reported on the Nasdaq Small-Cap Market during all of the trading days of the Escrow Period was less than $0.25 per share, or (ii) there is a material breach by VJN of a representation and warranty set forth in the Agreement which has not been cured by VJN by the end of the Escrow Period, it being understood and agreed by EMAP that it shall promptly provide written notice to VJN when EMAP becomes aware of a material breach by VJN of such a representation and warranty.

         3. If the Escrow Agent does not receive a written notice from EMAP during the Escrow Period pursuant to Section 2(b) hereof, the Escrow Agent shall promptly after the end of the Escrow Period wire transfer the Escrowed Funds to VJN in accordance with the wire instructions attached hereto as Exhibit "A." However, subject to Section 4 hereof, if the Escrow Agent receives a written notice from EMAP pursuant to Section 2(b) hereof, the Escrow Agent shall release the Escrowed Funds to EMAP in accordance with EMAP's written instructions.

         4. If the Escrow Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to the Escrowed Funds hereunder which, in its opinion, is in conflict with any of the provisions of this Escrow Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Funds or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction or other document), then the Escrow Agent shall not deliver the Escrowed Funds (or any part thereof) to VJN or EMAP or to take any action unless and until required to do so in: (a) a written notice signed by both
EMAP and VJN; or (b) a final order of a court of competent jurisdiction arising out of a dispute between the parties hereto with respect to the Escrowed Funds. The Escrow Agent shall also have the right to institute an interpleader action or proceeding in any court of competent jurisdiction located in Dade County, Florida to determine the rights of the parties hereto.

         5. The Escrow Agent hereby undertakes to and shall perform only such duties as are expressly set forth herein, and is entitled to rely upon the direction or notice from the parties or a party, as the case may be, pursuant to Sections 1, 2(b) or 4(a) hereof. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.



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         6.      EMAP and VJN hereby agree jointly and severally to indemnify the Escrow Agent against and to hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fee or charge of any character or nature, which the Escrow Agent may incur or with which the Escrow Agent may be threatened by reason of its acting as escrow agent under this Escrow Agreement, and, in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and costs of defending any action, suit or proceeding or resisting any claim, arising herefrom or relating hereto.

         7. Upon execution of this Escrow Agreement, VJN and EMAP shall each pay the Escrow Agent, as compensation for all of its services hereunder, a fee of Thirty U.S. Dollars (U.S.$30.00). The Escrow Agent shall be reimbursed equally by VJN and EMAP for all reasonable documented out-of-pocket costs and expenses incurred by the Escrow Agent for all of its services hereunder.

         8. EMAP and VJN agree that the Escrow Agent shall not be liable to any party or person for misdelivery of the monies subject to this Escrow Agreement, unless such misdelivery shall be due to the willful breach or gross negligence of the Escrow Agent.

         9. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of England and Wales without regard to principles of conflict of laws thereof. By the execution and delivery of this Escrow Agreement, each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of any court of competent jurisdiction located in London, England, and hereby irrevocably and unconditionally waives: (a) any objection a party may now or hereafter have to venue in a proceeding in any such court involving a dispute between EMAP and VJN with respect to the Escrowed Funds, and (b) any claim that any action or proceeding brought in such court has been brought in an inconvenient or improper forum.

         10. All notices hereunder shall be in writing and shall be deemed to have been duly given if: (a) personally delivered, (b) made by reputable overnight courier service, (c) sent by telecopier and the sending party receives a written confirmation made by telecopier, or (d) delivered by registered or certified mail, return receipt requested, as follows (or to such other addresses as the parties may designate in writing pursuant hereto):



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                 To EMAP:     1 Lincoln Court
                              Lincoln
                              Peterborough PE1 2RF
                              Attention: The Company Secretary
                              Telecopy: (01733) 312115


                 To VJN:      Video Jukebox Network, Inc.
                              1221 Collins Avenue
                              Miami Beach, Florida 33129
                              Attn: Chief Executive Officer
                              Telecopier: (305) 674-4906


                 With a copy to:

                              Leslie J. Croland, Esq.
                              Lucio, Mandler, Croland, Bronstein & Garbett, P.A. 701 Brickell Avenue, Suite 2000
                              Miami, Florida 33131
                              Telecopier:  (305) 375-8075


                 To the Escrow Agent:

                             Denton Hall
                             Five Chancery Lane
                             Clifford's Inn
                             London, EC4A 1BU
                             Attn: Tony Grant
                             Telecopier: 001-441-71-404-0087

         11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement on the date first above written.


                                        EMAP PLC.



                                        By: /s/ Chris Innis
                                            ------------------------------------
                                                Authorized Representative



                                        VIDEO JUKEBOX NETWORK, INC.



                                        By: /s/ Alan McGlade
                                            ------------------------------------
                                                Authorized Representative




                                        DENTON HALL



                                        By: /s/ Tony Grant
                                            ------------------------------------
                                                Authorized Representative




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                                  EXHIBIT "A"



Bank Name:                SunTrust

Account Name:             Video Jukebox Network, Inc.

Account Number:           0189001156423

ABA Number:               066000604

Branch:                   1111 Lincoln Road Mall
                          Miami Beach, Fla. 33139